PRESS RELEASE

OM GROUP ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS AND SHARE REPURCHASES

CLEVELAND - August 1, 2014 - OM Group, Inc. (NYSE: OMG) today announced financial results for the three months ended June 30, 2014. For the quarter, the Company reported adjusted pro forma EBITDA of $31 million, excluding the results of its divested Advanced Materials cobalt business and charges of $0.4 million related to cost-reduction actions. The Company also reported second quarter 2014 income from continuing operations of $0.16 per diluted share, or $0.28 per diluted share on an adjusted pro forma basis, and operating cash flows of $24 million. At June 30, 2014, the Company had $114 million of cash and no debt. Reconciliations of the Company’s adjusted pro forma results to corresponding U.S. GAAP results are included in this press release.

During the quarter, the Company repurchased $10 million of its common shares. In 2013, the Company’s Board of Directors authorized a share repurchase program of up to $50 million. Including $14 million of share repurchases in 2013, the Company has now returned a total of $24 million to shareholders under this program; at June 30, 2014, $26 million of availability remained under the authorization.

“In the second quarter we delivered impressive cash flow from operations, which supported recent share repurchases and the quarterly dividend we initiated this year,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “Sales and EBITDA increased over last year’s second quarter and were higher sequentially from this year’s first quarter. However, business conditions are not developing as we expected.”

Second quarter net sales were $298 million, or $254 million on a pro forma basis excluding the divested Advanced Materials business. Excluding Advanced Materials, sales were up slightly compared to the second quarter of 2013. Sales were higher in Magnetic Technologies due primarily to a stronger Euro versus the US Dollar and increased sales volumes, offset by lower rare earth price pass-throughs to customers. Battery Technologies net sales increased compared to the second quarter of 2013 due to increased sales volumes in medical applications. Sales in Specialty Chemicals were down compared to the second quarter of 2013 due to lower sales volumes, partly resulting from the Company’s initiatives to focus on more-profitable products.

“We remain confident in the potential of our portfolio of businesses," said Mr. Scaminace. "However, it is clear that we need to take action to stay ahead of the pace of change in our key end markets. European business conditions are not developing as expected, our growth initiatives are taking longer than expected to contribute to our results, and global electronics markets have been slower to recover than planned. As a result, we are reducing our near-term forecasts and taking actions to strengthen our operating capabilities and improve business performance.”

The Company recently implemented leadership changes in its Magnetic Technologies business, as well as in its Electronic Chemicals and Advanced Organics product lines. Concurrently, the Company also began developing initiatives to improve business results across the enterprise. The immediate phase of these actions is expected to cost approximately $5-6 million and contribute savings of $3-4 million annually beginning in 2015.

In light of the factors noted above, the Company is now expecting approximately $120 million of adjusted pro forma EBITDA in 2014. This forecast excludes the results of the divested Advanced Materials business, costs related to business improvement initiatives and M&A.

Mr. Scaminace concluded, “Our long-term strategy to create shareholder value remains intact. Our operating capabilities, supported by our strengthened business leadership, continue to improve, our acquisition pipeline of complementary transactions is active, and we have ample financial resources to execute our strategy.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EDT today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace, industrial and renewable energy. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2013.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
(in millions)
ASSETS
Current assets
Cash and cash equivalents	$114.3	$118.4
Accounts receivable, net	170.5	150.7
Inventories	243.8	240.9
Other current assets	19.4	32.3
Total current assets	548.0	542.3
Property, plant and equipment, net	328.6	345.6
Goodwill	431.6	432.7
Intangible assets, net	388.6	403.0
Other non-current assets	58.5	59.5
Total assets	$1,755.3	$1,783.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$87.3	$93.6
Accrued employee costs	35.4	36.2
Purchase price of VAC payable to seller	52.6	52.5
Other current liabilities	54.3	63.4
Total current liabilities	229.6	245.7
Deferred income taxes	101.3	102.5
Pension liabilities	218.4	220.5
Purchase price of VAC payable to seller	11.3	11.3
Other non-current liabilities	38.7	43.3
Total equity	1,156.0	1,159.8
Total liabilities and equity	$1,755.3	$1,783.1

Certain financial data may have been rounded. As a result of such rounding, the totals of data presented in this document may vary slightly from the actual arithmetical totals of such data.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$297.5	$279.4	$559.2	$621.1
Cost of goods sold	234.4	215.6	434.2	483.1
Gross profit	63.1	63.8	125.0	138.0
Selling, general and administrative expenses	53.2	54.6	106.6	114.7
Operating profit	9.9	9.2	18.4	23.3
Other expense:
Interest expense	(0.6)	(1.8)	(1.3)	(9.5)
Foreign exchange (loss) gain	(0.9)	2.8	(1.2)	0.2
Loss on divestiture of Advanced Materials business	(0.8)	(0.5)	(1.0)	(112.1)
Other, net	(0.7)	0.3	(1.4)	(0.3)
Income (loss) from continuing operations before income tax expense	6.9	10.0	13.5	(98.4)
Income tax expense	1.8	1.9	3.1	4.5
Income (loss) from continuing operations, net of tax	5.1	8.1	10.4	(102.9)
Loss from discontinued operations, net of tax	(0.3)	(11.4)	(0.3)	(11.9)
Consolidated net income (loss)	4.8	(3.3)	10.1	(114.8)
Net loss attributable to noncontrolling interests	—	—	—	1.7
Net income (loss) attributable to OM Group, Inc. common stockholders	$4.8	$(3.3)	$10.1	$(113.1)
Earnings (loss) per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.16	$0.26	$0.33	$(3.19)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	(0.37)	(0.01)	(0.38)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.15	$(0.11)	$0.32	$(3.57)
Earnings (loss) per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.16	$0.26	$0.33	$(3.19)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	(0.37)	(0.02)	(0.38)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.15	$(0.11)	$0.31	$(3.57)
Weighted average shares outstanding
Basic	31.5	31.5	31.5	31.7
Assuming dilution	31.8	31.6	31.9	31.7

Dividends declared per common share	$0.075	$—	$0.15	$—

Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$5.1	$8.1	$10.4	$(101.2)
Loss from discontinued operations, net of tax	(0.3)	(11.4)	(0.3)	(11.9)
Net income (loss)	$4.8	$(3.3)	$10.1	$(113.1)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2014	2013	2014	2013
Operating activities
Consolidated net income (loss)	$4.8	$(3.3)	$10.1	$(114.8)
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
Loss from discontinued operations	0.3	11.4	0.3	11.9
Depreciation and amortization	18.3	16.6	36.4	38.1
Amortization of deferred financing fees	0.3	1.0	0.5	2.0
Share-based compensation expense	1.8	1.6	4.4	3.2
Foreign exchange loss (gain)	0.9	(2.8)	1.2	(0.2)
Loss on divestiture of Advanced Materials business	0.8	0.5	1.0	112.1
Other non-cash items	1.0	(2.9)	1.2	5.8
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	(19.5)	(7.7)	(20.3)	(34.7)
Inventories	(0.5)	16.3	(4.5)	16.8
Accounts payable	14.8	7.6	(6.1)	1.6
Accrued tax	(1.8)	(14.7)	(2.6)	(23.9)
Other, net	3.3	(12.4)	0.2	(24.7)
Net cash provided by (used for) operating activities	24.5	11.2	21.8	(6.8)
Investing activities
Expenditures for property, plant and equipment	(7.6)	(8.7)	(10.8)	(21.3)
Proceeds from divestiture of Advanced Materials business	—	—	—	302.1
Proceeds from divestiture of UPC business	—	63.3	—	63.3
Proceeds from sale of property	1.0	—	1.0	—
Net cash (used for) provided by investing activities	(6.6)	54.6	(9.8)	344.1
Financing activities
Payments of long-term debt	—	(92.5)	—	(466.5)
Dividends paid	(2.4)		(4.8)	—
Proceeds from exercise of stock options	—	1.0	0.5	1.0
Debt issuance costs	—	—	(0.1)	—
Payment related to surrendered shares	—	—	(0.7)	(0.6)
Share repurchases	(10.0)	(9.1)	(10.0)	(14.1)
Net cash used for financing activities	(12.4)	(100.6)	(15.1)	(480.2)
Effect of exchange rate changes on cash	(0.1)	0.6	(0.2)	(1.4)
Cash and cash equivalents
Decrease from continuing operations	5.4	(34.2)	(3.3)	(144.3)
Discontinued operations - net cash provided by (used for) operating activities	(0.7)	0.1	(0.8)	(0.3)
Discontinued operations - net cash used for investing activities	—	(0.5)	—	(2.4)
Balance at the beginning of the period	109.6	115.2	118.4	227.6
Balance at the end of the period	$114.3	$80.6	$114.3	$80.6

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2014	2013	2014	2013
Net Sales
Magnetic Technologies	$130.9	$128.9	$260.1	$266.0
Battery Technologies	41.0	40.2	81.5	81.2
Specialty Chemicals (a)	81.9	83.4	158.8	160.7
Advanced Materials	43.7	26.9	58.8	113.3
Intersegment items	—	—	—	(0.1)
	$297.5	$279.4	$559.2	$621.1

Operating profit (loss)
Magnetic Technologies (b)(c)	$3.2	$1.2	$8.9	$7.5
Battery Technologies (b)(c)	8.1	8.2	14.5	16.5
Specialty Chemicals (a)(b)(c) (d)	8.5	8.2	15.9	15.2
Advanced Materials	(2.5)	(0.4)	(3.5)	1.4
Corporate	(7.4)	(8.0)	(17.4)	(17.3)
	$9.9	$9.2	$18.4	$23.3

(a) The 2013 results related to the UPC business are excluded from the Specialty Chemicals segment.
(b) The three months ended June 30, 2013 include charges related to cost-reduction initiatives of $0.4 million in Magnetic Technologies, $0.5 million in Battery Technologies and $1.1 million in Specialty Chemicals.
(c) The six months ended June 30, 2013 include charges related to cost-reduction initiatives of $4.2 million in Magnetic Technologies, $0.7 million in Battery Technologies and $1.1 million in Specialty Chemicals.
(d) The three months and six ended June 30, 2014 include costs related to cost reduction initiatives of $0.4 million in Specialty Chemicals.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended June 30, 2014
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$3.2	$8.1	$8.5	$(7.4)	$12.4	$(2.5)	$9.9
Charges related to cost-reduction initiatives	—	—	0.4	—	0.4	—	0.4
Adjusted operating profit	3.2	8.1	8.9	(7.4)	12.8	(2.5)	10.3
Depreciation and amortization	11.9	2.6	3.5	0.3	18.3	—	18.3
Adjusted EBITDA	$15.1	$10.7	$12.4	$(7.1)	$31.1	$(2.5)	$28.6

Three Months Ended June 30, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$1.2	$8.2	$8.2	$(8.0)	$9.6	$(0.4)	$9.2
Charges related to cost-reduction initiatives	0.4	0.5	1.1	—	2.0	—	2.0
Adjusted operating profit	1.6	8.7	9.3	(8.0)	$11.6	(0.4)	11.2
Depreciation and amortization	10.7	2.5	3.6	0.1	16.9	(0.3)	16.6
Adjusted EBITDA	$12.3	$11.2	$12.9	$(7.9)	28.5	$(0.7)	$27.8

Six Months Ended June 30, 2014
	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$8.9	$14.5	$15.9	$(17.4)	$21.9	$(3.5)	$18.4
Charges related to cost-reduction initiatives	—	—	0.4	—	0.4	—	0.4
Adjusted operating profit	8.9	14.5	16.3	(17.4)	22.3	(3.5)	18.8
Depreciation and amortization	23.7	5.1	7.1	0.5	36.4	—	36.4
Adjusted EBITDA	$32.6	$19.6	$23.4	$(16.9)	$58.7	$(3.5)	$55.2

Six Months Ended June 30, 2013
	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$7.5	$16.5	$15.2	$(17.3)	$21.9	$1.4	$23.3
Charges related to cost-reduction initiatives	4.2	0.7	1.1	—	6.0	—	6.0
Adjusted operating profit	11.7	17.2	16.3	(17.3)	27.9	1.4	29.3
Depreciation and amortization	21.5	5.0	7.5	0.2	34.2	3.9	38.1
Adjusted EBITDA	$33.2	$22.2	$23.8	$(17.1)	$62.1	$5.3	$67.4

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	June 30, 2014		June 30, 2013
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$5.1	$0.16	$8.1	$0.26
Add (less):
Loss on Advanced Materials divestiture	0.8	0.03	0.5	0.02
Charges related to cost-reduction initiatives	0.4	0.01	2.0	0.06
Acceleration of deferred financing fees	—	—	0.5	0.01
Tax effect of special items	—	—	(0.3)	(0.01)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$6.3	$0.20	$10.8	$0.34
Exclude: Operating results from divested Advanced Materials business, net of tax	(2.5)	(0.08)	(0.6)	(0.02)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$8.8	$0.28	$11.4	$0.36
Weighted average shares outstanding - diluted		31.8		31.6

	Six Months Ended		Six Months Ended
	June 30, 2014		June 30, 2013
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$10.4	$0.33	$(101.2)	$(3.17)
Add (less):
Loss on Advanced Materials divestiture	1.0	0.03	112.1	3.52
Charges related to cost-reduction initiatives	0.4	0.01	6.0	0.19
Acceleration of deferred financing fees	—	—	0.5	0.01
Tax effect of special items	—	—	(0.9)	(0.03)
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$11.8	$0.37	$16.5	$0.52
Exclude: Operating results from divested Advanced Materials business, net of tax	(3.6)	(0.11)	—	—
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$15.4	$0.48	$16.5	$0.52
Weighted average shares outstanding - diluted (a)		31.9		31.8
(a) For the six months ended June 30, 2013, because the reported loss from continuing operations is income on an adjusted basis, we used diluted shares to calculate EPS.
In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.